Exhibit 3.1

Request ID:        016366576Demande no:Transaction ID: 053999367 Transaction no:Category ID:                                        ctCategorie:Province of OntarioProvince de l'OntarioMinistry of Government ServicesMinistere des Services gouvernementauxDate Report Produced: 2014/04/17 Document produit le:Time Report Produced: 11:18:20 Imprime a:Certificate of Incorporation Certificat de constitutionThis is to certify that          Ceci certifie queN U T R I T I O N A L H I G H L T D .Ontario Corporation No.Numero matricule de la personne morale en Ontario0 0 2 4 1 5 3 1 6is a corporation incorporated,under the laws of the Province of Ontario.These articles of incorporation are effective onest une societe constituee aux termes des lois de la province de l'Ontario.Les presents statuts constitutifs entrent en vigueur leA P R I L 1 7 A V R I L , 2 0 1 4Director/Directeur Business Corporations Act/Loi sur les societes par actionsOntario Corporation NumberNumero de la compagnie en Ontario2415316Request ID / Demands no 1 6 3 6 6 5 7 6FORM 1 BUSINESS CORPORATIONS ACTFORMULE NUMERO 1 /  LOI  SUR  LES  SOCIETES  PARACTIONSARTICLES OF INCORPORATION STATUTS CONSTITUTIFSDenomination sociale de la compagnie:Adresse du siege social:The name of the corporation is: NUTRITIONAL HIGH LTD.2.    The address of the registered office is:77KING STREET WEST  Suite  2905TD CENTRE NORTH TOWER(Street & Number, or R.R. Number & if Multi-Office Building give Room No.)(Rue et numero, ou numero de la R.R. et, s'il s'agit edifice a bureau, numero du bureau)TORONTO  ONTARIOCANADA  M5K 1H1Resident Canadian Resident Canadien(Name of Municipality or Post Office)(Nom de la municipalite ou du bureau de poste)3.   Number (or minimum and maximum number) of directors is:Minimum 1The first director(s) is/are:First name, initials and surname Prenom, initiales et nom de familleAddress for service, giving Street & No. or R.R. No., Municipality and Postal Code(Postal Code/Code postal)Nombre (ou nombres minimal et maximal) d'administrateurs:Maximum 10Premier(s) administrateur(s):State Yes or No Oui/NonDomicile elu, y compris la rue et le numero, le numero de la R.R., ou le nom de la municipalite et le code postalThe classes and any maximum number of shares that the corporation is authorized to issue:Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.Ontario Corporation NumberNumero de la compagnie en OntarioYES*DAVID POSNER 77 KING STREET WEST Suite 2905 TD CENTRE NORTH TOWER TORONTO ONTARIO CANADA M5K 1H116366576 2415316Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs de la compagnie.NONECategories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisee a emettre:An unlimited number of Common Shares.Request ID / Demande no 1 6 3 6 6 5 7 62415316Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series: Droits, privileges, restrictions et conditions, s'il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des administrateurs relatifs a chaque categorie d'actions que peut etre emise en serie:N/ARequest ID / Demande no 1 6 3 6 6 5 7 62415316The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:No securities of the Corporation, other than non-convertible debt securities, if any, shall  be  transferred without  (i) the express approvalof the board of directors                ofthe Corporation, to  be signified by aresolution duly passed at            a meeting of the board  of directors or byinstrument or instruments         in            writing signed by all of the directors, or(ii) the express approval    ofthe shareholders of  the Corporation entitledto vote at a meeting, to be signified by a resolution duly passed at a meeting of the shareholders or by instrument or instruments in writing signed by all of the shareholders.Request ID / Demande no 1 6 3 6 6 5 7 6Ontario Corporation Number Numero de la compagnie en Ontario2415316 Other provisions, (if any, are):Autres dispositions, s'il y a lieu:NONEThe names and addresses of the incorporators are Nom et adresse des fondateurs16366576 2415316First name, initials and last name         Prenom, initiale et nom deor corporate namefamille       ou denomination socialeFull address for service or address of registered office or of principal place of business giving street & No. or R.R. No., municipality and postal codeDomicile elu, adresse du siege social au adresse de l'etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postalDAVID POSNER77 KING STREET WEST Suite 2905 TD CENTRE NORTH TOWER TORONTO ONTARIO CANADA M5K 1H1